Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2023

Jeffersonville, Indiana — January 30, 2024. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $920,000, or $0.13 per diluted share, for the quarter ended December 31, 2023 compared to net income of $2.9 million, or $0.41 per diluted share, for the quarter ended December 31, 2022. The core banking segment reported net income of $4.0 million, or $0.59 per diluted share for the quarter ending December 31, 2023.

During the quarter ended December 31, 2023, the Company ceased its national originate-to-sell residential mortgage banking operations, consummated the bulk sale of substantially all residential mortgage loan servicing rights with Nationstar Mortgage LLC (“Nationstar”), and entered into a letter of intent for the mini-bulk sale of its remaining residential mortgage servicing rights, which were valued at December 31, 2023 at the net expected realizable value on the expected close date of February 29, 2024. As a result of these actions, the Company does not anticipate recognizing material financial effects to its future financial performance related to the former mortgage banking operations. Notwithstanding the forgoing, the Company has an accrued estimated contingent liability of $1.1 million for possible reimbursement to Nationstar for mortgage servicing rights it purchased that are associated with loans that experience early payoffs (“EPOs”) and early payment defaults (“EPDs”) in the first 90 days following the close of the sale on November 30, 2023. Depending on repayment activity related to such during that 90-day period, the Company may recognize a material financial effect upon final settlement with Nationstar in the quarter ending March 31, 2024. The Company continues to originate residential mortgage loans in its local southern Indiana markets and first-lien home equity lines of credit from its loan production office in Franklin, Tennessee.

The Company modified the manner in which it recognizes dividends from the Federal Home Loan Bank of Indianapolis, which adversely impacted the Company’s net interest margin by approximately 8 basis points for the quarter ended December 31, 2023. This adverse effect will not be recognized in future quarter.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “While the former national mortgage banking division was a financial success for several years, we are pleased to have finalized the winddown of those operations and pivot to improving financial results. The core banking segment performed reasonably well while the SBA lending segment underperformed due to higher than anticipated provisions for credit losses. We continue to move on the right trajectory and expect the financial performance of both the core banking and SBA lending segments to improve. We continue our focus on reducing balance sheet and operating inefficiencies; strong asset quality; selective high-quality lending; deposit growth; and improvement of liquidity, capital and interest rate sensitivity positions. We believe these measures will deliver increasing financial results and shareholder value.”

Results of Operations for the Three Months Ended December 31, 2023 and 2022

Net interest income decreased $2.1 million, or 13.2%, to $14.1 million for the three months ended December 31, 2023 as compared to the same period 2022. The decrease in net interest income was due to a $7.3 million increase in interest expense, partially offset by a $5.2 million increase in interest income. Interest income increased due to an increase in the average balance of interest-earning assets of $190.5 million, from $1.98 billion for 2022 to $2.17 billion for 2023, and an increase in the weighted-average tax-equivalent yield, from 4.87% for 2022 to 5.37% for 2023. The increase in the average balance of interest-earning assets was due primarily to a $274.5 million increase in the average balance of loans, partially offset by a decrease in the average balance of investment securities of $89.8 million. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $265.8 million, from $1.61 billion for 2022 to $1.88 billion for 2023, and an increase in the average cost of interest-bearing liabilities, from 1.79% for 2022 to 3.10% for 2023. The increase in the average cost of interest-bearing liabilities for 2023 was due primarily to higher rates for FHLB borrowings, brokered deposits, and money market deposit accounts as a result of increased market interest rates due to competition and higher U.S. Treasury rates.

The Company recognized a provision for credit losses of $412,000 for the three months ended December 31, 2023, compared to $984,000 for the same period in 2022. The Company recognized net charge-offs of $9,000 for the three months ended December 31, 2023, compared to net charge-offs of $264,000 in 2022, of which $247,000 was related to unguaranteed portions of SBA loans. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $1.6 million from $13.9 million at September 30, 2023 to $15.5 million at December 31, 2023.

Noninterest income decreased $2.4 million for the three months ended December 31, 2023 as compared to the same period in 2022. The decrease was due primarily to a $2.4 million decrease in mortgage banking income, which was a result of the winddown of the national mortgage banking operations that was completed in December 2023.

Noninterest expense decreased $1.5 million for the three months ended December 31, 2023 as compared to the same period in 2022. The decrease was due primarily to decreases in compensation and benefits expense of $1.0 million and other operating expense of $1.0 million. The decrease in compensation and benefits expense was due primarily to a reduction in staffing related to the winddown of the national mortgage banking operations. The decrease in other operating expense was due primarily to litigation accruals and adjustments of $460,000 and captive insurance losses of $385,000 in 2022 with no corresponding amounts in 2023, and the reversal of a litigation accrual of $275,000 in 2023.

The Company recognized income tax benefit of $476,000 for the three months ended December 31, 2023 compared to tax expense of $83,000 for the same period in 2022. The decrease in income tax expense was due primarily to lower pre-tax income and utilization of investment tax credits related to solar projects in the 2023 period.

Comparison of Financial Condition at December 31, 2023 and September 30, 2023

Total assets increased $19.2 million, from $2.29 billion at September 30, 2023 to $2.31 billion at December 31, 2023. Net loans held for investment increased $71.7 million during the quarter ended December 31, 2023 due primarily to growth in residential mortgage and commercial business loans. Debt securities available for sale increased $17.8 million during the quarter ended December 31, 2023 due primarily to a decrease in the unrealized loss on securities available for sale. Residential mortgage loan servicing rights decreased $59.1 million during the quarter ended December 31, 2023, due to the sale of substantially all residential mortgage loan servicing rights during the period.

Total liabilities increased $5.7 million due primarily to increases in accrued expenses and other liabilities and total deposits of $7.2 million and $2.1 million, respectively, offset by a decrease in FHLB borrowings of $6.5 million. As of December 31, 2023, deposits exceeding the FDIC insurance limit of $250,000 per insured account were 26.6% of total deposits and 11.7% of total deposits when excluding public funds insured by the Indiana Public Deposit Insurance Fund.

Common stockholders’ equity increased $13.5 million, from $151.0 million at September 30, 2023 to $164.5 million at December 31, 2023, due primarily to a $16.0 million decrease in accumulated other comprehensive loss, partially offset by a decrease in retained net income of $2.6 million. The increase in accumulated other comprehensive loss was due primarily to decreasing long term market interest rates during the quarter ended December 31, 2023, which resulted in an increase in the fair value of securities available for sale. The decrease in retained net income was due primarily to the Company’s adoption of ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (commonly referred to as “CECL”) effective October 1, 2023, resulting in a one-time adjustment of $2.5 million. At December 31, 2023 and September 30, 2023, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has two national lending programs, including single-tenant net lease commercial real estate and SBA lending, with offices located predominately in the Midwest. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended
OPERATING DATA:	December 31,
(In thousands, except share and per share data)	2023	2022
Total interest income	$28,655	$23,483
Total interest expense	14,542	7,222

Net interest income	14,113	16,261
Provision for credit losses	412	984

Net interest income after provision for credit losses	13,701	15,277

Total noninterest income	2,782	5,188
Total noninterest expense	16,039	17,511

Income before income taxes	444	2,954
Income tax expense (benefit)	(476)	83

Net income	$920	$2,871

Net income per share, basic	$0.13	$0.42
Weighted average shares outstanding, basic	6,823,948	6,915,909

Net income per share, diluted	$0.13	$0.41
Weighted average shares outstanding, diluted	6,839,704	6,972,055

Performance ratios (annualized)
Return on average assets	0.16%	0.54%
Return on average equity	2.42%	7.50%
Return on average common stockholders' equity	2.42%	7.50%
Net interest margin (tax equivalent basis)	2.69%	3.41%
Efficiency ratio	94.93%	81.64%

			QTD
FINANCIAL CONDITION DATA:	December 31,	September 30,	Increase
(In thousands, except per share data)	2023	2023	(Decrease)
Total assets	$2,308,092	$2,288,854	$19,238
Cash and cash equivalents	33,366	30,845	2,521
Investment securities	246,801	229,039	17,762
Loans held for sale	22,866	45,855	(22,989)
Gross loans	1,860,742	1,787,143	73,599
Allowance for credit losses (1)	18,789	16,900	1,889
Interest earning assets	2,152,941	2,083,397	69,544
Goodwill	9,848	9,848	-
Core deposit intangibles	520	561	(41)
Loan servicing rights	3,711	62,819	(59,108)
Noninterest-bearing deposits	202,769	242,237	(39,468)
Interest-bearing deposits (retail)	978,182	1,001,238	(23,056)
Interest-bearing deposits (brokered)	502,895	438,319	64,576
Federal Home Loan Bank borrowings	356,699	363,183	(6,484)
Subordinated debt and other borrowings	48,484	48,444	40
Total liabilities	2,143,569	2,137,873	5,696
Accumulated other comprehensive loss	(13,606)	(29,587)	15,981
Stockholders' equity	164,523	150,981	13,542

Book value per share	$23.90	$21.99	$1.92
Tangible book value per share - Non-GAAP (2)	22.40	20.47	1.93

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,066	$5,091	$(25)
Nonaccrual loans	10,442	8,857	1,585
Total nonaccrual loans	$15,508	$13,948	$1,560
Accruing loans past due 90 days	-	-	-
Total non-performing loans	15,508	13,948	1,560
Foreclosed real estate	444	474	(30)
Troubled debt restructurings classified as performing loans	-	1,266	(1,266)
Total non-performing assets	$15,952	$15,688	$264

Asset quality ratios:
Allowance for credit losses as a percent of total gross loans	1.01%	0.95%	0.06%
Allowance for credit losses as a percent of nonperforming loans	121.16%	121.16%	(0.01)%
Nonperforming loans as a percent of total gross loans	0.83%	0.78%	0.05%
Nonperforming assets as a percent of total assets	0.69%	0.69%	0.01%

(1)	The Company adopted ASU 2016-13 Topic 326 on October 1, 2023. Allowance as of December 31, 2023 was determined using expected loss methodology (CECL). Allowance as of September 30, 2023 was determined using the previous incurred loss methodology.

(2)	See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

Tangible Book Value Per Share	December 31,	September 30,	Increase
(In thousands, except share and per share data)	2023	2023	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$164,523	$150,981	$13,542
Less: goodwill and core deposit intangibles	(10,368)	(10,409)	41
Tangible equity (non-GAAP)	$154,155	$140,572	13,583

Outstanding common shares	6,883,160	6,867,121	16,039

Tangible book value per share (non-GAAP)	$22.40	$20.47	$1.93

Book value per share (GAAP)	$23.90	$21.99	$1.91

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2023	2023	2023	2023	2022
Total cash and cash equivalents	$33,366	$30,845	$42,475	$41,810	$38,278
Total investment securities	246,801	229,039	249,788	336,317	330,683
Total loans held for sale	22,866	45,855	63,142	48,783	44,281
Total loans, net of allowance for credit losses	1,841,953	1,770,243	1,691,289	1,598,440	1,582,940
Loan servicing rights	3,711	62,819	64,139	65,045	65,598
Total assets	2,308,092	2,288,854	2,260,421	2,239,606	2,196,919

Retail deposits	$1,180,951	$1,243,475	$1,245,534	$1,206,154	$1,211,677
Brokered deposits	502,895	438,319	414,231	336,728	326,164
Total deposits	1,683,846	1,681,794	1,659,765	1,542,882	1,537,841
Federal Home Loan Bank borrowings	356,699	363,183	345,000	437,795	377,643

Common stock and additional paid-in capital	$27,397	$27,064	$27,518	$27,443	$27,425
Retained earnings - substantially restricted	163,753	166,306	168,015	166,652	163,890
Accumulated other comprehensive income (loss)	(13,606)	(29,587)	(17,565)	(14,199)	(19,000)
Unearned stock compensation	(1,194)	(1,015)	(1,113)	(1,211)	(1,361)
Less treasury stock, at cost	(11,827)	(11,787)	(11,787)	(11,787)	(10,810)
Total stockholders' equity	164,523	150,981	165,068	166,898	160,144

Outstanding common shares	6,883,160	6,867,121	6,865,921	6,865,921	6,917,921

	Three Months Ended
Summarized Consolidated Statements of Income	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2023	2023	2023	2023	2022
Total interest income	$28,655	$28,137	$26,798	$24,811	$23,483
Total interest expense	14,542	12,601	11,933	9,899	7,222
Net interest income	14,113	15,536	14,865	14,912	16,261
Provision for credit losses	412	815	441	372	984
Net interest income after provision for credit losses	13,701	14,721	14,424	14,540	15,277

Total noninterest income	2,782	5,442	7,196	7,516	5,188
Total noninterest expense	16,039	21,647	18,965	17,999	17,511
Income (loss) before income taxes	444	(1,484)	2,655	4,057	2,954
Income tax expense (benefit)	(476)	(737)	331	333	83
Net income (loss)	$920	$(747)	$2,324	$3,724	$2,871

Net income (loss) per share, basic	$0.13	$(0.11)	$0.34	$0.54	$0.42
Weighted average shares outstanding, basic	6,823,948	6,817,365	6,816,608	6,842,897	6,915,909

Net income (loss) per share, diluted	$0.13	$(0.11)	$0.34	$0.54	$0.41
Weighted average shares outstanding, diluted	6,839,704	6,837,919	6,819,748	6,881,496	6,972,055

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Noninterest Income Detail	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2023	2023	2023	2023	2022
Service charges on deposit accounts	$473	$479	$509	$471	$558
ATM and interchange fees	449	816	615	586	739
Net gain (loss) on sales of available for sale securities	-	(11)	(540)	-	-
Net unrealized gain (loss) on equity securities	38	11	11	21	14
Other than temporary impairment loss on securities	-	-	-	-	(28)
Net gain on sales of loans, Small Business Administration	834	538	497	907	775
Mortgage banking income	89	3,018	4,668	4,149	2,496
Increase in cash surrender value of life insurance	329	311	279	266	225
Commission income	222	182	247	189	128
Real estate lease income	115	116	119	117	117
Net gain on premises and equipment	-	20	-	29	-
Gain from repurchase of subordinated debt	-	-	660	-	-
Other income	233	(38)	131	781	164
Total noninterest income	$2,782	$5,442	$7,196	$7,516	$5,188

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Performance Ratios (Annualized)	2023	2023	2023	2023	2022
Return on average assets	0.16%	(0.13)%	0.41%	0.68%	0.54%
Return on average equity	2.42%	(1.82)%	5.60%	9.15%	7.50%
Return on average common stockholders' equity	2.42%	(1.82)%	5.60%	9.15%	7.50%
Net interest margin (tax equivalent basis)	2.69%	3.03%	2.94%	3.06%	3.41%
Efficiency ratio	94.93%	103.19%	85.97%	80.25%	81.64%

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Asset Quality Ratios	2023	2023	2023	2023	2022
Nonperforming loans as a percentage of total loans	0.83%	0.78%	0.69%	0.77%	0.72%
Nonperforming assets as a percentage of total assets	0.69%	0.69%	0.62%	0.67%	0.64%
Allowance for credit losses as a percentage of total loans	1.01%	0.95%	0.99%	1.02%	1.01%
Allowance for credit losses as a percentage of nonperforming loans	121.16%	121.16%	143.83%	132.20%	139.55%
Net charge-offs to average outstanding loans	0.00%	0.04%	0.00%	0.00%	0.02%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2023	2023	2023	2023	2022
Core Banking Segment:
Net interest income	$13,113	$14,167	$13,407	$13,632	$15,008
Provision (credit) for credit losses	(49)	1,266	880	422	701
Net interest income after provision for credit losses	13,162	12,901	12,527	13,210	14,307
Noninterest income	1,679	2,136	1,965	1,733	1,928
Noninterest expense	10,252	13,559	11,010	10,651	9,797
Income before income taxes	4,589	1,478	3,482	4,292	6,438
Income tax expense	541	3	561	401	946
Net income	$4,048	$1,475	$2,921	$3,891	$5,492

SBA Lending Segment (Q2):
Net interest income	$1,003	$990	$1,098	$1,093	$995
Provision (credit) for credit losses	461	(451)	(439)	(50)	283
Net interest income after provision for credit losses	542	1,441	1,537	1,143	712
Noninterest income	1,003	367	580	1,636	754
Noninterest expense	2,146	2,907	2,107	2,662	1,924
Income (loss) before income taxes	(601)	(1,099)	10	117	(458)
Income tax expense (benefit)	(131)	(273)	(21)	20	(107)
Net income (loss)	$(470)	$(826)	$31	$97	$(351)

Mortgage Banking Segment:
Net interest income (loss)	$(3)	$379	$360	$187	$258
Provision for credit losses	-	-	-	-	-
Net interest income (loss) after provision for credit losses	(3)	379	360	187	258
Noninterest income	100	2,939	4,651	4,147	2,506
Noninterest expense	3,641	5,181	5,848	4,686	5,790
Loss before income taxes	(3,544)	(1,863)	(837)	(352)	(3,026)
Income tax benefit	(886)	(467)	(209)	(88)	(756)
Net loss	$(2,658)	$(1,396)	$(628)	$(264)	$(2,270)

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2023	2023	2023	2023	2022
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.59	$0.22	$0.43	$0.57	$0.80
Net income (loss) per share, basic - SBA Lending (Q2)	(0.07)	(0.12)	-	0.01	(0.05)
Net income (loss) per share, basic - Mortgage Banking	(0.40)	(0.21)	(0.09)	(0.04)	(0.33)
Total net income (loss) per share, basic	$0.12	$(0.11)	$0.34	$0.54	$0.42

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.59	$0.22	$0.43	$0.57	$0.79
Net income (loss) per share, diluted - SBA Lending (Q2)	(0.07)	(0.12)	-	0.01	(0.05)
Net loss per share, diluted - Mortgage Banking	(0.40)	(0.21)	(0.09)	(0.04)	(0.33)
Total net income (loss) per share, diluted	$0.12	$(0.11)	$0.34	$0.54	$0.41

Return on Average Assets by Segment (annualized) (3)
Core Banking	0.73%	0.28%	0.61%	0.85%	1.17%
SBA Lending	(2.11)%	(3.81)%	0.15%	0.42%	(1.38)%

Efficiency Ratio by Segment (annualized) (3)
Core Banking	69.31%	83.17%	71.62%	69.32%	57.85%
SBA Lending	106.98%	214.22%	125.57%	97.54%	110.01%

	Three Months Ended
Noninterest Expense Detail by Segment	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2023	2023	2023	2023	2022
Core Banking Segment:
Compensation (4)	$5,691	$6,528	$4,978	$5,578	$5,275
Occupancy	1,481	1,418	1,738	1,401	1,443
Advertising	189	404	334	298	213
Other	2,891	5,209	3,960	3,374	2,866
Total Noninterest Expense	$10,252	$13,559	$11,010	$10,651	$9,797

SBA Lending Segment (Q2):
Compensation	$1,826	$1,533	$1,803	$1,800	$1,622
Occupancy	91	68	70	70	54
Advertising	10	10	11	8	2
Other	219	1,296	223	784	246
Total Noninterest Expense	$2,146	$2,907	$2,107	$2,662	$1,924

Mortgage Banking Segment:
Compensation (4)	$2,146	$3,647	$4,357	$3,029	$3,788
Occupancy	469	395	469	449	363
Advertising	119	129	191	213	203
Other	907	1,010	831	995	1,436
Total Noninterest Expense	$3,641	$5,181	$5,848	$4,686	$5,790

(3) Ratios for Mortgage Banking Segment are not considered meaningful due to the wind down of the national mortgage banking division in the quarter ended December 31, 2023.

(4)	Compensation includes increases for the Core Banking segment and corresponding decreases for the Mortgage Banking segment that represent intersegment allocations for loans originated by the Mortgage Banking segment to be held for investment in the Core Banking loan portfolio of:	$1,403	$1,516	$1,440	$1,328	$1,192

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
SBA Lending (Q2) Data	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2023	2023	2023	2023	2022
Final funded loans guaranteed portion sold, SBA	$14,098	$8,431	$7,721	$15,337	$11,293

Gross gain on sales of loans, SBA	$1,303	$809	$780	$1,293	$936
Weighted average gross gain on sales of loans, SBA	9.24%	9.60%	10.10%	8.43%	8.29%

Net gain on sales of loans, SBA (5)	$834	$538	$497	$907	$775
Weighted average net gain on sales of loans, SBA	5.92%	6.38%	6.44%	5.91%	6.86%

	Three Months Ended
Mortgage Banking Data	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2023	2023	2023	2023	2022
Mortgage originations for sale in the secondary market	$61,769	$195,469	$199,601	$115,011	$77,605

Mortgage sales	$81,376	$220,609	$185,557	$99,711	$96,177

Gross gain on sales of loans, mortgage banking (6)	$1,133	$3,304	$3,570	$2,308	$1,217
Weighted average gross gain on sales of loans, mortgage banking	1.39%	1.50%	1.92%	2.31%	1.27%

Mortgage banking income (7)	$89	$3,018	$4,668	$4,149	$2,496

(5)	Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

(6)	Inclusive of gains on capitalized mortgage servicing rights, realized hedging gains and loan fees, and net of lender credits and other investor expenses.

(7)	Inclusive of loan fees, servicing income, gains or losses on mortgage servicing rights, fair value adjustments and gains or losses on derivative instruments, and net of lender credits and other investor expenses.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2023	2023	2023	2023	2022
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$20,350	$21,631	$20,661	$27,649	$19,379
Loans	1,857,654	1,796,749	1,719,733	1,621,147	1,583,182
Investment securities - taxable	103,728	105,393	109,319	110,373	111,936
Investment securities - nontaxable	159,907	160,829	234,118	242,530	241,504
FRB and FHLB stock	24,968	24,939	24,509	23,289	20,063
Total interest-earning assets	$2,166,607	$2,109,541	$2,108,340	$2,024,988	$1,976,064

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$249	$266	$267	$192	$144
Loans	26,155	25,214	23,279	21,339	20,222
Investment securities - taxable	942	969	984	957	955
Investment securities - nontaxable	1,687	1,695	2,456	2,533	2,505
FRB and FHLB stock	74	428	423	364	220
Total interest income (tax equivalent basis)	$29,107	$28,572	$27,409	$25,385	$24,046

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	4.89%	4.92%	5.17%	2.78%	2.97%
Loans	5.63%	5.61%	5.41%	5.27%	5.11%
Investment securities - taxable	3.63%	3.68%	3.60%	3.47%	3.41%
Investment securities - nontaxable	4.22%	4.22%	4.20%	4.18%	4.15%
FRB and FHLB stock	1.19%	6.86%	6.90%	6.25%	4.39%
Total interest-earning assets	5.37%	5.42%	5.20%	5.01%	4.87%

Interest-bearing liabilities
Interest-bearing deposits	$1,389,384	$1,385,994	$1,278,776	$1,251,080	$1,213,419
Fed funds purchased	-	76	11	-	-
Federal Home Loan Bank borrowings	440,786	353,890	434,182	374,593	311,146
Subordinated debt and other borrowings	48,458	48,406	49,339	50,293	88,304
Total interest-bearing liabilities	$1,878,628	$1,788,366	$1,762,308	$1,675,966	$1,612,869

Interest expense:
Interest-bearing deposits	$9,989	$9,457	$7,791	$6,265	$4,158
Fed funds purchased	-	1	-	-	-
Federal Home Loan Bank borrowings	3,769	2,459	3,446	2,915	1,919
Subordinated debt and other borrowings	784	684	696	719	1,145
Total interest expense	$14,542	$12,601	$11,933	$9,899	$7,222

Weighted average cost (annualized):
Interest-bearing deposits	2.88%	2.73%	2.44%	2.00%	1.37%
Fed funds purchased	0.00%	5.26%	0.00%	0.00%	0.00%
Federal Home Loan Bank borrowings	3.42%	2.78%	3.17%	3.11%	2.47%
Subordinated debt and other borrowings	6.47%	5.65%	5.64%	5.72%	5.19%
Total interest-bearing liabilities	3.10%	2.82%	2.71%	2.36%	1.79%

Net interest income (taxable equivalent basis)	$14,565	$15,971	$15,476	$15,486	$16,824
Less: taxable equivalent adjustment	(452)	(435)	(611)	(574)	(563)
Net interest income	$14,113	$15,536	$14,865	$14,912	$16,261

Interest rate spread (tax equivalent basis, annualized)	2.27%	2.60%	2.49%	2.65%	3.08%

Net interest margin (tax equivalent basis, annualized)	2.69%	3.03%	2.94%	3.06%	3.41%